       As filed with the Securities and Exchange Commission on September 17,1997
                                                      Registration No. 333-21115
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                       POST-EFFECTIVE AMENDMENT NO. 1

                                     TO

                                  FORM S-3

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                        CASCADE COMMUNICATIONS CORP.
           (Exact name of registrant as specified in its charter)

           DELAWARE                                     04-3099677
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

     5 CARLISLE ROAD, WESTFORD, MASSACHUSETTS 01886-3600 (508) 692-2600 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          ________________________

                               DANIEL E. SMITH
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               5 CARLISLE ROAD
                     WESTFORD, MASSACHUSETTS 01866-3601
             (Name and address of agent for service of process)

                               (508) 692-2600
        (Telephone number, including area code, of agent for service)

                          ________________________

                                  Copy to:

                           THOMAS W. FURLONG, ESQ.
                        GRAY CARY WARE & FREIDENRICH
                         A PROFESSIONAL CORPORATION
                             400 HAMILTON AVENUE
                        PALO ALTO, CALIFORNIA  94301
                               (415) 328-6561

                            DEREGISTRATION OF SHARES

          The Registrant hereby removes from registration under this Registration Statement (No. 333-21115) 3,409,196 shares of Common Stock, par value $.001 per share (the "Common Stock"), registered hereunder (the "Shares"). The Shares were originally registered in connection with the Registrant's acquisition of Sahara Networks, Inc. On June 30, 1997, all outstanding shares of the Common Stock were converted into the right to receive 0.70 of a share of common stock, par value $.001 per share, of Ascend Communications, Inc. Registrant, therefore, hereby amends this Registration Statement to withdraw the Shares from registration.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alameda, California on September 16, 1997.


                                        CASCADE COMMUNICATIONS CORP.

                                        By: /s/ Robert K.Dahl
                                            --------------------------------
                                            Robert K. Dahl
                                            Vice President and Chief
                                            Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on September 16, 1997.

                   Signature                                                Title

/s/ Daniel E. Smith                              President, Chief Executive Officer and Director (principal
-----------------------------------------------  executive officer)
Daniel E. Smith

/s/ Robert K. Dahl                               Vice President, Chief Financial Officer (Principal
-----------------------------------------------  Financial and Accounting Officer) and Director
Robert K. Dahl

/s/ Michael J. Johnson                           Vice President, Assistant Secretary and Director
-----------------------------------------------
Michael J. Johnson

Victoria A. Brown*                               Director
-----------------------------------------------
Victoria A. Brown

Richard M. Burnes, Jr.*                          Director
-----------------------------------------------
Richard M. Burnes, Jr.

                   Signature                                                Title

/s/ Mory Ejabat                                  Director
-----------------------------------------------
Mory Ejabat

Paul J. Ferri*                                   Director
-----------------------------------------------
Paul J. Ferri

/s/ Anthony Stagno                               Director
-----------------------------------------------
Anthony Stagno

/s/ Jeanette Symons                              Director
-----------------------------------------------
Jeanette Symons

Steven C. Walske*                                Director
-----------------------------------------------
Steven C. Walske

*By: Daniel E. Smith
     ----------------------
     Daniel E. Smith
     Attorney-in-Fact

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